Exhibit 7.1

JOINT FILING AGREEMENT

Pursuant to Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned agree that the Statement on Schedule 13D to which this exhibit is attached is filed on behalf of each of them.

Date: July 8, 2013

AC ACQUISITION I, LLC

By: Ripplewood Partners II, L.P., as its sole member

By: Ripplewood Partners II G.P., L.P., as its general partner

By: RP II GP, LLC, as its general partner

By:	/s/ Christopher P. Minnetian
Name:	Christopher P. Minnetian
Title:	Secretary

RIPPLEWOOD PARTNERS II, L.P.

By: Ripplewood Partners II G.P., L.P., as its general partner

By: RP II GP, LLC, as its general partner

By:	/s/ Christopher P. Minnetian
Name:	Christopher P. Minnetian
Title:	Secretary

AC ACQUISITION II, LLC

By: Ripplewood Partners II Parallel Fund, L.P., as its managing member

By: Ripplewood Partners II G.P., L.P., as its general partner,

By: RP II GP, LLC, as its general partner

By:	/s/ Christopher P. Minnetian
Name:	Christopher P. Minnetian
Title:	Secretary

RIPPLEWOOD PARTNERS II PARALLEL FUND, L.P.

By: Ripplewood Partners II G.P., L.P., as its general partner,

By: RP II GP, LLC, as its general partner

By:	/s/ Christopher P. Minnetian
Name:	Christopher P. Minnetian
Title:	Secretary

RIPPLEWOOD PARTNERS II G.P., L.P.

By: RP II GP, LLC, as its general partner

By:	/s/ Christopher P. Minnetian
Name:	Christopher P. Minnetian
Title:	Secretary

RP II GP, LLC

By:	/s/ Christopher P. Minnetian
Name:	Christopher P. Minnetian
Title:	Secretary

COLLINS FAMILY PARTNERS, L.P.

By: Collins Family Partners, Inc., as its general partner

By:	/s/ Christopher P. Minnetian
Name:	Christopher P. Minnetian
Title:	Secretary

COLLINS FAMILY PARTNERS, INC.

By:	/s/ Christopher P. Minnetian
Name:	Christopher P. Minnetian
Title:	Secretary

TIMOTHY C. COLLINS

*
Timothy C. Collins

* By:	/s/ Christopher P. Minnetian
Christopher P. Minnetian
As Attorney-in-Fact